CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the incorporation by reference in Post-Effective Amendment No. 20 to the Registration Statement of Franklin California Tax-Free Trust on Form N-1A, File No 002-99112, of our report dated August 3, 2001, relating to the financial statements and financial highlights of Franklin California Tax-Free Trust which appear in the June 30, 2001 Annual report to shareholders, which are also incorporated by reference in the Registration Statement. We also consent to the reference to our firm under the captions "Financial Highlights" and "Auditor."



                                /s/ PricewaterhouseCoopers LLP
                                _______________________________

                               PricewaterhouseCoopers LLP


San Francisco, California
October 26, 2001